Exhibit 99.1

For Immediate Release
Contact:
Dennis Craven (Company)	Jerry Daly or Carol McCune
Chief Financial Officer	Daly Gray (Media)
(561) 227-1386	(703) 435-6293
Chatham Lodging Trust Announces Third Quarter Results
Fully Invests IPO, Generates Cash Flow, Declares First Dividend
PALM BEACH, Fla., November 8, 2010—Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) focused on upscale extended-stay hotels and premium- branded select-service hotels, today announced results for the third quarter ended September 30, 2010.
Third Quarter 2010 Highlights
•	Successfully invested approximately $135 million to acquire seven hotels comprising 837 rooms (two of these acquisitions occurred subsequent to quarter end), fully investing the proceeds from its IPO and more than doubling its portfolio of rooms from the end of the second quarter and bringing Chatham’s total current hotel portfolio to 13 hotels and 1,650 rooms.

•	Pro forma revenue per available room (RevPAR) for the third quarter was $94.59, an increase of 4.7 percent from the comparable period in 2009, assuming the company owned all 13 of its hotels for the entire third quarter. Pro forma occupancy was up 4.9 percent to 79.6 percent and pro forma average daily rate (ADR) was down slightly, 0.1 percent, to $118.88.

•	Gross operating profit (GOP) margins (hotel operating revenue less hotel operating expenses, before property taxes and insurance) were 41 percent for the third quarter.

•	Generated Adjusted EBITDA of $2.3 million, Adjusted FFO of $1.9 million and Adjusted FFO per diluted share of $0.21 based on shares outstanding in the third quarter.

•	Declared the company’s first quarterly dividend of $0.175 per share.

•	Subsequent to quarter end, entered into an $85 million secured revolving credit facility that can expand to $110 million.
          “We achieved these significant milestones within six months of our IPO, a time frame that exceeded our expectations,” said Jeffrey H. Fisher, Chatham’s chief executive officer and president. “We have fully invested the proceeds of our IPO in a diversified portfolio of premium branded assets that have achieved solid unleveraged returns out of the gate. Adjusted EBITDA is well ahead of our initial expectations, which gave our board of trustees the confidence to authorize a dividend in our first full quarter of operations. With the closing of these transactions, our portfolio comprises 1,650 rooms/suites. We are effectively sourcing through our network of industry contacts additional acquisition opportunities that fit our profile of premium-branded select-service and upscale extended-stay hotels in markets with high barriers to entry near strong demand generators.”

Operating Results
          Except as disclosed as pro forma, the company’s operating results reflect the results of operations of the company’s 11 hotels owned as of September 30, 2010 since the date these hotels were acquired by the company during 2010.
Third Quarter Results
•	For the 13 hotels in our current portfolio, pro forma RevPAR for the third quarter was $94.59, an increase of 4.7 percent from the comparable period in 2009 assuming the company owned all 13 of these hotels for the entire third quarter. Pro forma occupancy rose 4.9 percent to 79.6 percent ADR was down slightly, 0.1 percent to $118.88.

•	Net loss of $(0.3) million, or $(0.03) per diluted share.

•	GOP margins of 41 percent.

•	EBITDA of $0.9 million and Adjusted EBITDA of $2.3 million.

•	FFO of $0.5 million, Adjusted FFO of $1.9 million and Adjusted FFO per diluted share outstanding since our IPO of $0.21.
•	EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, FFO per share and Adjusted FFO per share are not generally accepted accounting principles (GAAP) financial measures and are discussed in further detail and reconciled to net income applicable to common shareholders later in this press release. Adjusted EBITDA, Adjusted FFO and Adjusted FFO per share exclude acquisition costs and severance costs associated with the departure of the former Chief Financial Officer (CFO) which are included as expenses in the Company’s Consolidated Statements of Operations.
          “The initial six Homewood Suites hotels purchased in April 2010 as part of our IPO continue to exceed our original growth expectations,” Fisher continued. “The hotels we have acquired since then have enhanced the quality of our portfolio and provided us with a presence in several attractive markets with strong growth potential, including New York and northern San Diego, California. Our portfolio is rapidly changing as we continue to acquire hotels, and we are well positioned to take full advantage of the opportunities ahead of us. For the month of October 2010, our current 13 hotels generated RevPAR growth of 5.2 percent.”
Year to Date Results
•	Pro forma RevPAR improved 3.3 percent to $90.46 from the comparable period in 2009, assuming the company owned all 13 of these hotels for the year. Occupancy was up 6.9 percent to 78.2 percent, and ADR was down 3.3 percent to $115.74.

•	Net loss of $(0.9) million, or $(0.17) per diluted share.

•	GOP margins of 42 percent.

•	EBITDA of $1.0 million and Adjusted EBITDA of $3.3 million.

•	FFO of $0.3 million, Adjusted FFO of $2.7 million and Adjusted FFO per diluted share outstanding of $0.29 since the April 2010 IPO.
Acquisition Activity
          As previously announced, during the 2010 third quarter, the company acquired the following hotels:
•	120-room Hampton Inn & Suites in Houston, Texas, $16.5 million.

•	124-room Residence Inn by Marriott, Holtsville (Long Island), N.Y., $21.3 million.

•	105-room Courtyard by Marriott, Altoona, Pa., $11.3 million, including the assumption of $7.0 million of debt.

•	86-suite SpringHill Suites by Marriott, Washington, Pa., $12.0 million, including the assumption of $5.4 million of debt.

•	133-room Residence Inn by Marriott White Plains, N.Y., $21.2 million.
          Following the close of the 2010 third quarter, the company acquired the following hotels:
•	124-room Residence Inn by Marriott, New Rochelle, N.Y, $21.0 million.

•	145-suite Homewood Suites by Hilton, Carlsbad, Calif, $32.0 million.
Property Upgrade Status
          The company has begun executing property improvement plans (PIPs) associated with the hotels acquired to date, where required, and expects the bulk of this work to be performed during 2011 at a cost of approximately $17 million, in line with its expectations.
Balance Sheet
          As of September 30, 2010, the company had nearly $27 million of cash and cash equivalents. During the 2010 third quarter, the company used available cash and assumed $12.4 million of loans to acquire five hotels for approximately $82 million. The company funded the acquisition of the Residence Inn New Rochelle with available cash and the acquisition of the Homewood Suites Carlsbad with borrowings under the company’s credit facility.
Capital Structure
          During the 2010 third quarter, the company assumed two mortgage loans in connection with the acquisition of the Altoona and Washington hotels. At September 30, 2010, the outstanding balance on the loans was $12.4 million, the loans mature in 2015 and 2016, respectively, and the weighted average interest rate is 5.91 percent.
          Subsequent to the end of the 2010 third quarter, the company closed on an $85 million revolving credit facility secured by 10 hotels. The credit facility carries a three-year term and an interest rate of LIBOR plus a margin based on the company’s leverage ratio. At levels less than

30 percent the margin is 325 basis points, subject to a LIBOR floor of 1.25 percent. Subject to certain conditions, the line of credit has an accordion feature that provides the company with the ability to increase the facility to $110 million.
          “We have an active acquisition pipeline and this credit facility provides us added flexibility to continue to selectively acquire hotels,” said Dennis M. Craven, chief financial officer. “We appreciate the support of our lenders. The continued success of Chatham is dependent, in part, on our ability to continue to issue debt and equity in the future.”
Dividend
          On September 27, 2010, the company declared a common share dividend of $0.175 per share on its common shares, payable on October 29, 2010 to shareholders of record on October 15, 2010.
Strategic Plan Execution
          According to the company’s budget’s and projections at the time of the IPO, the company:
•	expected to complete the acquisition of two hotel portfolios comprising 10 hotels for approximately $135 million and an additional $50 million of other acquisitions within one year. The company has completed the acquisition of 13 hotels for approximately $209 million.

•	projected that its corporate general and administrative expenses, excluding non-cash stock compensation expense, acquisition expenses and one-time charges, would be slightly less than $3 million per year and this is still the current run rate; and

•	expected and did declare a dividend in the third quarter with payment made in the 2010 fourth quarter.
          “We are successfully executing our post-IPO strategic plan and are well ahead of schedule,” Fisher said. “We have acquired to date a portfolio of 13 hotels at an average price per room of $127,000 and at an approximate 7.9 percent capitalization rate on trailing twelve months net operating income through the 2010 third quarter. Our track record since our IPO reaffirms our position as one of the leading acquirers of select-service and upscale extended-stay hotels at this point in the cycle. We believe that our access to capital and substantial network to source hotel acquisitions will allow us to continue to buy solid hotels at good valuations.”

2010 Outlook
For the fourth quarter 2010, the company expects:
•	RevPAR growth of 4 percent to 6 percent.

•	Borrowings outstanding on the credit facility of $40 million for November and December.

•	Cash general and administrative expenses of $0.7 million, excluding acquisition costs

•	Non-cash general and administrative expenses of $0.3 million.
          The company will hold a conference call regarding its third quarter 2010 results tomorrow, November 9, 2010, at 10:30 a.m. Eastern time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, http://www.chathamlodgingtrust.com/, or http://www.streetevents.com/, or may participate in the conference call by calling (877) 941-8609, reference number 4374798. A recording of the call will be available by telephone until midnight on Tuesday, November 16, 2010, by dialing (800) 406-7325, reference number 4374798. A replay of the conference call will be posted on Chatham’s website.
          Chatham Lodging Trust is a self-advised REIT that was organized to invest in upscale extended-stay hotels and premium-branded, select-service hotels. The company currently owns thirteen hotels with an aggregate of 1,650 rooms/suites in nine states. Additional information about Chatham may be found at www.chathamlodgingtrust.com.
          Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, and (4) Adjusted EBITDA. These non-GAAP financial measures could be considered along with, but not as alternatives to, net income or loss, cash flows from operations or any other measures of the company’s operating performance prescribed by GAAP.
FFO As Defined by NAREIT and Adjusted FFO
          The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the performance of its underlying hotel properties. The company believes that these items are more representative of its asset base and its acquisition and disposition activities than its ongoing operations, and that by excluding the effects of the items, FFO is useful to investors in comparing its operating performance between periods and between REITs.
           The company further adjusts FFO for certain additional items that are not in NAREIT’s definition of FFO, including hotel property acquisition costs and costs associated with the departure of the former CFO. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.
EBITDA and Adjusted EBITDA
          The company calculates EBITDA as net income or loss excluding interest expense; provision for income taxes, including income taxes applicable to sale of assets; and depreciation and amortization. The company believes EBITDA is useful to investors in evaluating its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, we use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.
          The company further adjusts EBITDA for certain additional items, including hotel property acquisition costs, non-cash share-based compensation and costs associated with the departure of the former CFO, which it believes are not indicative of the performance of its underlying hotel properties. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.
          Although the company presents FFO, EBITDA and Adjusted EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs, these measures have limitations as analytical tools. Some of these limitations are:
•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect funds available to make cash distributions;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;

•	Adjusted FFO and Adjusted EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•	other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA and Adjusted EBITDA differently than the company does, limiting their usefulness as a comparative measure.
Forward-Looking Statement Safe Harbor
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company’s filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of November 8, 2010, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share data)

	September 30,	December 31,
	2010	2009
	(unaudited)
Assets:
Investment in hotel properties, net	$154,040	$—
Cash and cash equivalents	26,845	24
Restricted cash	5,689	—
Hotel receivables (net of allowance for doubtful accounts of approximately $20 and $0, respectively)	859	—
Deferred costs, net	1,047	—
Prepaid expenses and other assets	592	—

Total assets	$189,072	$24

Liabilities and Equity:
Debt	$12,410	$—
Accounts payable and accrued expenses	3,039	14
Accrued underwriter fees	5,175	—
Distributions payable	1,657	—

Total liabilities	22,281	14

Commitments and contingencies

Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at September 30, 2010	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 9,208,750 and 1,000 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	92	—
Additional paid-in capital	170,250	10
Unearned compensation	(1,284)	—
Retained deficit	(2,542)	—

Total shareholders’ equity	166,516	10

Noncontrolling Interests:
Noncontrolling interest in Operating Partnership	275	—

Total equity	166,791	10

Total liabilities and equity	$189,072	$24

The accompanying notes are an integral part of these consolidated financial statements.

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended	For the nine months ended
	September 30,	September 30,
	2010	2010
Revenue:
Room	$8,147	$12,691
Other operating	237	350

Total revenues	8,384	13,041

Expenses:
Hotel operating expenses:
Room	1,925	2,995
Other operating	3,002	4,597

Total hotel operating expenses	4,927	7,592
Depreciation and amortization	798	1,200
Property taxes and insurance	471	718
General and administrative	1,368	2,340
Hotel property acquisition costs	1,161	2,165

Total operating expenses	8,725	14,015

Operating loss	(341)	(974)
Interest income	72	109
Interest expense	(19)	(19)

Loss before income tax expense	(288)	(884)
Income tax expense	—	(46)

Net loss attributable to common shareholders	$(288)	$(930)

Earnings per Common Share — Basic:
Net loss attributable to common shareholders	$(0.03)	$(0.17)

Earnings per Common Share — Diluted:
Net loss attributable to common shareholders	$(0.03)	$(0.17)

Weighted average number of common shares outstanding:
Basic	9,125,000	5,448,663
Diluted	9,125,000	5,448,663
The accompanying notes are an integral part of these consolidated financial statements.

CHATHAM LODGING TRUST
FFO and EBITDA
(in thousands, except date data)
(unaudited)

	For the three months ended	For the nine months ended
	September 30,	September 30,
	2010	2010
Funds From Operations (“FFO”):
Net loss attributable to common shareholders	$(288)	$(930)
Depreciation	798	1,200

FFO	510	270
Hotel property acquisition costs	1,161	2,165
Other charges included in general and administrative expenses	270	270

Adjusted FFO	$1,941	$2,705

Weighted average number of common shares
Basic	9,125,000	5,448,663
Diluted	9,125,000	5,448,663

	For the three months ended	For the nine months ended
	September 30,	September 30,
	2010	2010
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net loss attributable to common shareholders	$(288)	$(930)
Interest expense	19	19
Income tax expense	—	46
Depreciation and amortization	798	1,200
Share based compensation	406	630

EBITDA	935	965

Hotel property acquisition costs	1,161	2,165
Other charges included in general and administrative expenses	183	183

Adjusted EBITDA	$2,279	$3,313